UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2010
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On November 11, 2010, EMCORE Corporation (“EMCORE” or the “Company”) and certain of its subsidiaries entered into a Credit and Security Agreement (the “Loan Agreement”) with Wells Fargo National Association (the “Lender”) and related loan documents.

The Loan Agreement provides the Company with a revolving credit facility of up to $35,000,000 that can be used for working capital requirements, letters of credit and other general corporate purposes.  Amounts borrowed under the Loan Agreement may be repaid and reborrowed through November 11, 2013 or the last day of any renewal term, at which time all amounts outstanding become due and payable.  Outstanding loans under the Loan Agreement may at no time exceed the borrowing base, as calculated pursuant to the terms of the Loan Agreement.

On November 12, 2010, the Company borrowed $5,461,834 million under the Loan Agreement and used the proceeds to repay the entire $5,199,334 million outstanding under our Loan and Security Agreement, dated as of September 29, 2008, with Bank of America, N.A. (the “Prior Credit Agreement’).

The loans comprising each borrowing bear interest at a rate per annum equal to the daily three month LIBOR rate for the applicable interest period plus 3.00%.  Interest is payable each month in arrears.  Under the Loan Agreement, the Company also pays the Lender certain fees, including, without limitation, a fee based on the portion of the credit facility that is unused.  Outstanding loans may be prepaid without penalty or premium, except that the Company is required to pay a prepayment fee if the Loan Agreement is terminated by the Company prior to the maturity date or by the Lender during a default period, or if the maximum amount available under the line is reduced by mutual agreement of the Company and Lender before November 11, 2012.

The loan is secured by substantially all of the Company’s assets located in the United States and is guaranteed by certain of its subsidiaries.  The Loan Agreement contains customary representations and warranties, and affirmative and negative covenants, including among other things minimum tangible net worth and EBITDA covenants and limitations on liens and certain additional indebtedness and guarantees.   The Loan Agreement also contains certain events of default that are customary for loan agreements of this type (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all outstanding borrowings may be accelerated.

The foregoing summary is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 1.02.  Termination of a Material Definitive Agreement.

On November 12, 2010, the Company terminated the Prior Credit Agreement.  The guarantees provided by the Company and certain of its subsidiaries under the Prior Credit Agreement terminated simultaneously with the Prior Credit Agreement.

The Prior Credit Agreement originally provided the Company with a revolving credit facility of $25,000,000, and later reduced to $14,000,000, used for working capital requirements, letters of credit and other general corporate purposes. The Company terminated the Prior Credit Agreement after undertaking an assessment of its liquidity and working capital needs, and following entry into the above-described Loan Agreement. At the time of termination, the Company was in compliance with all covenants under the Prior Credit Agreement. The Company will not incur any penalties in connection with the termination of the Prior Credit Agreement.  The description of the Prior Credit Agreement contained in the Company’s Current Report on Form 8-K filed September 29, 2008 is incorporated by reference in this Form 8-K.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
10.1	Credit and Security Agreement dated November 11, 2010 by and between EMCORE Corporation and Wells Fargo, National Association
99.1	Press Release dated November 17, 2010 issued by EMCORE Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: November 17, 2010	By: /s/ Mark Weinswig
Name: Mark Weinswig
Title: Chief Financial Officer